UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2026
___________________

HF SINCLAIR CORPORATION
(Exact name of Registrant as specified in its charter)

Delaware	001-41325	87-2092143
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
2323 Victory Avenue, Suite 1400
Dallas, TX		75219
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (214) 871-3555
Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock $0.01 par value	DINO	New York Stock Exchange
Common Stock $0.01 par value	DINO	NYSE Texas, Inc.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company        ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced in its Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 27, 2026 (the “Form 10-K”), HF Sinclair Corporation (the “Company”) appointed Mr. Vivek Garg, age 52, to the position of acting Chief Financial Officer (“Acting CFO”) on February 24, 2026. Mr. Garg currently serves as the Company’s Vice President, Chief Accounting Officer and Controller, and he will continue to hold those positions as he serves as Acting CFO.

The Company previously disclosed Mr. Garg’s biographical information required by Item 401(e) of Regulation S-K in its Form 10-K.

There are no arrangements or understandings between Mr. Garg and any other person pursuant to which Mr. Garg was elected to serve as the Company’s principal financial officer on a temporary basis. Mr. Garg does not have any family relationship with any director or executive officer of the Company, or any person nominated or chosen by the Company to become a director or executive officer. There are no transactions in which Mr. Garg has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In addition to the compensation that he is receiving in his current role, the Compensation Committee of the Board of Directors of the Company approved the following additional compensation arrangements to be provided to Mr. Garg for his service as Acting CFO: (1) a monthly cash stipend in the amount of $25,000, commencing March 1, 2026, prorated based on his service during any partial month as Acting CFO, and (2) a one-time grant of restricted stock units, the grant date value of which shall equal $375,000 (the “RSU Grant”). Subject to his continued employment with the Company, fifty percent (50%) of the RSU Grant will vest on December 1, 2026, and fifty percent (50%) will vest on December 1, 2027, although the award will receive pro-rata vesting in the event of Mr. Garg’s death or disability prior to the applicable vesting date. The RSU Grant will be further governed by the HF Sinclair Corporation Amended and Restated 2020 Long Term Incentive Plan and an individual restricted stock unit award agreement to be entered into between Mr. Garg and the Company, a form of which has previously been filed with the Securities and Exchange Commission by the Company. Mr. Garg is already a party to an individual Change in Control Agreement and Indemnification Agreement with the Company, and he will continue to be eligible to participate in all health, welfare and retirement plans generally available to all employees, including the Company’s nonqualified deferred compensation plan. Mr. Garg will also continue to participate in the Company’s annual bonus compensation program on the same terms, including the same target amount and performance measures, as were applicable to him prior to his appointment as Acting CFO.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HF SINCLAIR CORPORATION

By:	/s/	Eric L. Nitcher
Eric L. Nitcher
Executive Vice President, General Counsel

Date: March 6, 2026